Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of World Wireless Communications, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert W. Hathaway, the Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, that I believe that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 19, 2002	WORLD WIRELESS COMMUNICATIONS, INC.

	By:	/s/ Robert W. Hathaway
Robert W. Hathaway Vice President of Finance and Chief Financial Officer